Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

The ExOne Company Reports First Quarter 2021 Results

•	First quarter revenue of $13.0 million, including record quarterly recurring revenue of $8.1 million, up 15% year-on-year
•	Record backlog of $47.8 million increased 41% year-on-year and 21% sequentially
•	Total liquidity increased to $137.3 million at March 31, 2021
•	Reaffirming 2021 full year revenue growth expectations of 15% – 25% based on record backlog, new product launches and improving macroeconomic conditions

NORTH HUNTINGDON, PA, May 17, 2021 – The ExOne Company (Nasdaq: XONE) (“ExOne” or
the “Company”), the global leader in industrial sand and metal 3D printers using binder jetting technology, today reported financial results for the first quarter ended March 31, 2021.

“The ExOne team is pleased to report record levels of both recurring revenue and machine order backlog, which shows the strength of our product offerings, adoption model, and momentum,” said John Hartner, ExOne’s CEO.

“While our first quarter results reflect the difficult operating environment that continues to persist as a result of COVID-19, we are seeing signs of an economic rebound, particularly in the U.S. market where we saw a higher concentration of sales and backlog growth during the first quarter. We look forward to entering the post-pandemic period with new tailwinds as manufacturers look to de-risk supply chains and improve the sustainability of their products with new designs that require our industrial 3D printing solutions to execute.”

Other highlights for the year to-date are also driving confidence at ExOne:

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The launch of the ExOne Metal Designlab™, through an exclusive partnership with Rapidia, has diversified and strengthened our metal portfolio beyond binder jetting to include our first office-friendly bound metal 3D printer.

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ExOne’s strength as the market leader in binder jetting materials continues to intensify, with the recent announcement that reactive materials such as aluminum and titanium will be printable on a controlled-atmosphere model of the X1 160Pro metal system, the market’s largest metal binder jetting platform, in 2022.

•

A significant expansion of the global sales distribution network, including four new experienced additive sales partners with more than 60 offices in the U.S. and Canada, and a doubling of the sales network in Greater China. The majority of the new sales partners will be focused on metal system sales.

•

Increased investment in innovation, continuous improvement, manufacturing capacity, and training surrounding ExOne’s production-ready metal 3D printers. These investments include a 15% increase in the global workforce in 2021 to support a significant shift in manufacturing mix to a higher percentage of metal units and to accelerate production of metal printers in an effort to more quickly convert backlog to revenue and meet growing customer demands.

Q1 2021 Revenue Summary

	Three Months Ended
(in thousands)	March 31,
Revenue by Product Line	2021		2020		% Change
3D Printing Machines	$4,905	38%	$6,317	47%	(22%)
3D Printed and Other Products, Materials and Services	8,116	62%	7,066	53%	15%
Total Revenue	$13,021	100%	$13,383	100%	(3%)

Q1 2021 Financial Results Summary

The following summarizes ExOne’s financial results for the first quarter ended March 31, 2021:

•

Revenue was $13.0 million, a decrease of 3% from a record year-ago quarter, largely due to COVID-related installation challenges. The decrease in revenue was driven by a 22% decrease in revenue from 3D printing machines as a result of a decrease in volumes (14 units in Q1 2020 compared to seven units in Q1 2021) offset by a favorable mix of metal systems sold, with increased sales of the X1 25Pro system in Q1 2021. The decrease in 3D printing machine revenue was offset by an increase in recurring revenue (3D printed and other products, materials and services) of 15% compared to the year-ago period, led by an increase in revenue from funded research and development services, largely in support of future production metal equipment sale opportunities, as well as aftermarket revenue associated with the Company’s global installed base of printers. Revenue for both product groups continued to be impacted by COVID-19, including disruptions to domestic and international shipping and travel, in addition to negative macroeconomic effects, particularly in Europe and Asia.

•

Gross margin was 15.4%, compared to 27.1% in the first quarter of 2020. The decrease was primarily due to the continued impact of operating inefficiencies and challenges driven by the COVID-19 operating environment, including unfavorable product warranty experience, as well as low contribution margin on X1 25Pro system sales following their initial introduction to market.

•

Research and development expenses were $2.6 million, compared to $2.5 million in the first quarter of 2020. The increase was primarily due to additional material costs associated with systems and materials development of binder jetting technology. This includes the planned introduction to market of the X1 160Pro production metal 3D printing system and InnoventPro advanced entry-level metal 3D printing system in 2021, with inert atmosphere processing capabilities for the X1 160Pro for high value reactive materials to be introduced in 2022.

•

Selling, general and administrative expenses were $5.9 million, compared to $6.2 million for the first quarter of 2020. The decrease was primarily due to lower employee and travel related expenses as a result of COVID-19 and a net recovery for bad debts for Q1 2021 (versus bad debt expense in Q1 2020) offset by slightly higher consulting and professional fees between the periods.

•	Net loss was $6.1 million, or $0.29 per fully diluted share, compared with a net loss of $3.6 million, or $0.22 per fully diluted share, in the first quarter of 2020.

•

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), a non-GAAP measure, was a loss of $5.2 million, compared with a loss of $3.8 million in the first quarter of 2020. Refer to the attached table captioned “Adjusted EBITDA Reconciliation” and the section below titled “Non-GAAP Financial Measure” for important disclosures regarding the Company’s definition and use of Adjusted EBITDA as well as a reconciliation of net loss (the

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most directly comparable measure under accounting principles generally accepted in the United States (“GAAP”)) to Adjusted EBITDA. ExOne management believes that, when used in conjunction with other measures prepared in accordance with GAAP, Adjusted EBITDA assists in the understanding of its financial results.

•

Cash, cash equivalents and restricted cash as of March 31, 2021 increased to $138.3 million, from $50.2 million at December 31, 2020. The increase was driven by cash inflows from financing activities of $95.3 million, primarily as a result of an underwritten public offering of common stock completed in February 2021. These inflows were offset by cash outflows from operations of $5.9 million mostly due to the widening net loss, net of noncash items for the period, and net cash outflows from working capital changes driven by an increase in inventories to support expanded contractual backlog offset by cash inflows from customers based on timing of payments.

Outlook

ExOne CEO John Hartner commented, “With signs of a broader economic recovery on the horizon, a record contractual backlog and expanded product portfolio and distribution network, we see the remainder of 2021 as the beginning of our next phase of growth. While there are still some remaining execution challenges as a result of COVID-19, particularly in Europe and Asia, we feel confident that our operating plan for 2021 is well supported. In addition, our improved liquidity position gives us the ability to strategically invest in additional growth opportunities.”

Webcast and Conference Call

ExOne will host a conference call and live webcast on Tuesday, May 18, 2021 at 8:30 a.m. Eastern Time. During the conference call and webcast, management will review the financial and operating results for the first quarter of 2021, along with ExOne’s corporate strategies and outlook. A question-and-answer session will follow. The teleconference can be accessed by calling (877) 407-9039 or, for international callers, (201) 689-8470. The webcast can be accessed on the Company’s website at www.investor.exone.com.

A telephonic replay of the conference call will be available from 11:30 a.m. ET on the day of the teleconference through Tuesday, May 25, 2021. To listen to a replay of the call, dial (844) 512-2921 or, for international callers, (412) 317-6671, and enter the conference ID number 13719543, or access the webcast replay via the Company’s website.

Non-GAAP Financial Measure

This press release includes a non-GAAP financial measure that is not prepared in accordance with, nor as an alternative to, GAAP. In addition, this non-GAAP financial measure is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to a similarly titled measure presented by other companies.

The table captioned “Adjusted EBITDA Reconciliation” in this press release provides a reconciliation of net loss (the most directly comparable GAAP measure) to Adjusted EBITDA.

ExOne defines Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) as net income (loss) (as calculated under accounting principles generally accepted in the United States (“GAAP”)) plus interest expense, provision (benefit) for income taxes, depreciation, equity-based compensation, gain from sale-leaseback of property and equipment and other expense (income) – net. Use of Adjusted EBITDA, as defined under SEC rules, is intended as a supplemental measure of ExOne’s performance that is not required by, or presented in accordance with, GAAP. The presentation of Adjusted EBITDA is not intended to be a substitute for, and should not be considered in isolation

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from, net loss reported in accordance with GAAP. The Company’s presentation of Adjusted EBITDA should not be construed to imply that its future results will be unaffected by unusual or non-recurring items.

The Company believes that Adjusted EBITDA is meaningful to its investors to enhance their understanding of ExOne’s financial results. Although Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs, the Company understands that it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance and to compare ExOne’s performance with the performance of other companies that report Adjusted EBITDA.

About ExOne

ExOne is the pioneer and global leader in binder jet 3D printing technology. Since 1995, we’ve been on a mission to deliver powerful 3D printers that solve our customers’ toughest problems and enable world-changing innovations. Our 3D printing systems quickly transform powder materials — including metals, ceramics, composites and sand — into precision parts, metalcasting molds and cores, and innovative tooling solutions. Industrial customers use our technology to save time and money, reduce waste, increase their manufacturing flexibility, and deliver designs and products that were once impossible. As home to the world’s leading team of binder jetting experts, ExOne also provides specialized 3D printing services, including on-demand production of mission-critical parts, as well as engineering and design consulting. Learn more about ExOne at www.exone.com or on Twitter at @ExOneCo.

Safe Harbor Regarding Forward Looking Statements

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the Company’s future financial or business performance, strategies, or expectations. Forward-looking statements typically are identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” as well as similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could” and “may.”

The Company cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and the Company assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K, the following factors, among others, could cause results to differ materially from forward-looking statements or historical performance: the severity and duration of world health events, including the COVID-19 outbreak and the related economic repercussions and operational challenges; the Company’s ability to consistently generate operating profits; fluctuations in the Company’s revenues and operating results; the Company’s competitive environment and its competitive position; ExOne’s ability to enhance its current 3D printing machines and technology and to develop and introduce new 3D printing machines; the Company’s ability to qualify more industrial materials in which it can print; demand for ExOne’s products; the availability of skilled personnel; the impact of loss of key management; the impact of customer specific terms in machine sale agreements in determining the period in which the Company recognizes revenue; risks related to global operations including effects of foreign currency and COVID-19; dependency on certain critical suppliers; nature or impact of alliances and strategic investments; reliance on critical information technology systems; the effect of litigation, contingencies and warranty

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claims; liabilities under laws and regulations protecting the environment; the impact of governmental laws and regulations; operating hazards, cyberattacks, war, terrorism and cancellation or unavailability of insurance coverage; the impact of disruption of the Company’s manufacturing facilities or ExOne Adoption Centers; the adequacy of ExOne’s protection of its intellectual property; expectations regarding demand for the Company’s industrial products, and other matters with regard to outlook; and other factors beyond our control, including the impact of COVID-19.

These and other important factors, including those discussed under Item 1A, “Risk Factors” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K, and under Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, may cause the Company’s actual results of operations to differ materially from any future results of operations expressed or implied by the forward-looking statements contained therein. Before making a decision to purchase ExOne common stock, you should carefully consider all of the factors identified in its Annual Report on Form 10-K and Quarterly Report on Form 10-Q that could cause actual results to differ from these forward-looking statements.

For more information, contact:

Doug Zemba	Monica Gould
Chief Financial Officer	Investor Relations
(724) 765-1331	(212) 871-3927
douglas.zemba@exone.com	investor.relations@exone.com

FINANCIAL TABLES FOLLOW.

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The ExOne Company

Condensed Statement of Consolidated Operations and Comprehensive Loss (Unaudited)

(in thousands, except per-share amounts)

	Three Months Ended
	March 31,
	2021	2020
Revenue	$13,021	$13,383
Cost of sales	11,021	9,754
Gross profit	2,000	3,629
Operating expenses
Research and development	2,624	2,476
Selling, general and administrative	5,893	6,163
Gain from sale-leaseback of property and equipment	—	(1,462)
	8,517	7,177
Loss from operations	(6,517)	(3,548)
Other expense (income)
Interest expense	160	64
Other (income) expense ̶ net	(125)	(190)
	35	(126)
Loss before income taxes	(6,552)	(3,422)
(Benefit) provision for income taxes	(412)	226
Net loss	$(6,140)	$(3,648)
Net loss per common share:
Basic	$(0.29)	$(0.22)
Diluted	$(0.29)	$(0.22)
Comprehensive loss:
Net loss	$(6,140)	$(3,648)
Other comprehensive loss:
Foreign currency translation adjustments	(1,120)	(838)
Comprehensive loss	$(7,260)	$(4,486)

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The ExOne Company

Condensed Consolidated Balance Sheet (Unaudited)

(in thousands, except per-share and share amounts)

	March 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$137,321	$49,668
Restricted cash	955	508
Accounts receivable ̶ net	4,825	5,225
Current portion of net investment in sales-type leases ̶ net	233	229
Inventories ̶ net	23,015	20,562
Prepaid expenses and other current assets	6,724	4,451
Total current assets	173,073	80,643
Property and equipment ̶ net	21,429	21,300
Operating lease right-of-use assets	3,429	4,043
Net investment in sales-type leases ̶ net of current portion ̶ net	449	509
Other noncurrent assets	460	794
Total assets	$198,840	$107,289
Liabilities
Current liabilities:
Current portion of long-term debt	$1,949	$1,622
Current portion of operating lease liabilities	1,897	1,958
Accounts payable	6,158	4,501
Accrued expenses and other current liabilities	5,452	4,978
Current portion of contract liabilities	14,877	13,586
Total current liabilities	30,333	26,645
Long-term debt ̶ net of current portion	245	1,783
Operating lease liabilities ̶ net of current portion	1,532	2,085
Contract liabilities ̶ net of current portion	248	159
Other noncurrent liabilities	258	314
Total liabilities	32,616	30,986
Contingencies and commitments
Stockholders' equity
Common stock, $0.01 par value, 200,000,000 shares authorized, 22,030,401 (2021) and 20,009,157 (2020) shares issued and outstanding	220	200
Additional paid-in capital	315,274	218,113
Accumulated deficit	(138,012)	(131,872)
Accumulated other comprehensive loss	(11,258)	(10,138)
Total stockholders' equity	166,224	76,303
Total liabilities and stockholders' equity	$198,840	$107,289

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The ExOne Company

Condensed Statement of Consolidated Cash Flows (Unaudited)

(in thousands)

	Three Months Ended
	March 31,
	2021	2020
Operating activities
Net loss	$(6,140)	$(3,648)
Adjustments to reconcile net loss to net cash used for operations:
Depreciation	993	923
Equity-based compensation	282	292
Amortization of debt issuance costs	7	19
(Recoveries) provision for bad debts ̶ net	(47)	51
Provision for slow-moving, obsolete and lower of cost or net realizable value inventories ̶ net	129	22
Foreign exchange gains on intercompany transactions ̶ net	(136)	(165)
Gain from sale-leaseback of property and equipment	—	(1,462)
Deferred income taxes	—	195
Loss on extinguishment of debt	119	—
Changes in assets and liabilities, excluding effects of foreign currency translation adjustments:
Decrease in accounts receivable	311	1,487
Decrease (increase) in net investment in sales-type leases	56	(50)
Increase in inventories	(3,500)	(2,146)
Increase in prepaid expenses and other assets	(1,389)	(674)
Increase (decrease) in accounts payable	1,549	(1,408)
Increase (decrease) in accrued expenses and other liabilities	395	(24)
Increase in contract liabilities	1,468	1,849
Net cash used for operating activities	(5,903)	(4,739)
Investing activities
Capital expenditures	(1,067)	(338)
Proceeds from sale of property and equipment	—	16,228
Net cash (used for) provided by investing activities	(1,067)	15,890
Financing activities
Payments on long-term debt	(1,226)	(39)
Proceeds from exercise of employee stock options	1,100	—
Proceeds from common stock offerings, net of issuance costs	95,446	—
Other	(6)	(3)
Net cash provided by (used for) financing activities	95,314	(42)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(244)	(31)
Net change in cash, cash equivalents, and restricted cash	88,100	11,078
Cash, cash equivalents, and restricted cash at beginning of period	50,176	6,243
Cash, cash equivalents, and restricted cash at end of period	$138,276	$17,321

Supplemental disclosure of noncash investing and financing activities
Transfer of internally developed 3D printing machines from inventories to property and equipment for internal use or leasing activities	$975	$852
Transfer of internally developed 3D printing machines from property and equipment to inventories for sale	$629	$823
Property and equipment included in accounts payable	$310	$56
Common stock offering issuance costs included in accounts payable	$158	$—
Unsettled proceeds from exercise of employee stock options included in prepaid expenses and other current assets	$340	$—
Debt issuance costs included in accounts payable	$—	$41

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The ExOne Company

Adjusted EBITDA Reconciliation (Unaudited)

(in millions)

	Three Months Ended
	March 31,
	2021	2020
Net loss	$(6.1)	$(3.6)
Interest expense	0.1	0.1
(Benefit) provision for income taxes	(0.4)	0.2
Depreciation	1.0	0.9
Equity-based compensation	0.3	0.3
Gain from sale-leaseback of property and equipment	—	(1.5)
Other (income) expense ̶ net	(0.1)	(0.2)
Adjusted EBITDA	$(5.2)	$(3.8)

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